AGREEMENT BETWEEN


                      APOLOGOLD CA. (a Venezuelan Company)

                                       AND

                     APOLO GOLD INC. (a Nevada Corporation)


       With reference to the registered agreement (Document #1) between

APOLOGOLD C.A. and GOLDMA C.A., dated November 14, 1997, and the acquisition of the Venezuelan concessions known as CODSA 13(5 lots registered as CODSA

13A, 13B, 13C, 13D, and 13E) and persuant to the Articles and Clauses contained therein and duly signed by the parties to that Agreement. Also,

persuant to the Agreement dated November 17, 1997, (Document #2) the share interest in and the control of APOLOGOLD C.A. is held in trust by MARTIAL M.

LEVASSEUR for the benefit of APOLO GOLD INC.

The Agreement between APOLOGOLD C.A. and GOLDMA C.A. (Document #1) covers the following points which will be undertaken by APOLO GOLD INC. as the holding

Company:

         Duration of Purchase:  3 years from date of signing

         Purchase Price:        US $3,500,000

         Terms:   (a) US $50,000 paid by June 9, 1999

                  (b) US $50,000 to be paid by November 15, 1999

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                  (c) A 20% Royalty from net production

                     (i) 10% to be paid  toward  paying  down  the  US$3,500,000 total purchase price.

                     (ii) 10% paid to GOLDMA C.A.,  Mohammed  Youseff  Merhi the
                          Seller, as rental payment, operational and technical assistance.

                  (d) 2.5% of net  production  profit  until full payment of the
                      Purchase price of US$3,500,000 is achieved

                  (e) 50,000 shares of the common stock of APOLO GOLD INC. to be issued at a cost of US$O.01 to Mohammed Youssef Merhi of GOLDMA C.A.

APOLO GOLD INC. will be the Operator of the project and any other projects related to or as a result of opportunities in the parties area of influence in

Venezuela and the Americas, and will have all the rights and control of

APOLOGOLD C.A. as stated previously above.

A FINDERS FEE is payable of 3,500,000 shares of APOLO GOLD INC, issued at the price of US$0.01 and also 7.5% net production profit from the project to:

                   AML DIAMOND AND GOLD EXP.INC.

This Agreement is subject to all the provisions agreed to by the original contracting parties and they, the Seller and the Purchaser, have agreed to the assignment of all the rights and control of APOLOGOLD C.A. to APOLO GOLD INC.

In Vancouver, B.C., Canada, signed on behalf of APOLOGOLD C.A. and APOLO

GOLD INC. by MARIIAL H. LEVASSEEUR, President.

Dated this 20th day of May, 1999

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/s/ Martial M. Levasseur                       /s/ Robert E. Lee

APOLOGOLD C.A.                                 WITNESS
PRESIDENT



/s/ Martial M. Levasseur                      /s/ Robert E. Lee

APOLO GOLD INC.                               WITNESS
PRESIDENT


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                                        November 30, 1997

 MARITAL H. LEVASSEUR, President and holder of 999 shares (99.9%) of the 1,000 shares of APOLOGOLD C.A., a Venezuelan incorporated Company, hereby confirms that the shares are held in trust only. The beneficial owner and therefore holding full control of APOLOGOLD C.A. is APOLO GOLD INC., a Company incorporated in the State Of Nevada, U.S.A., and located at 1458 - 409

Granville Street, Vancouver, B.C., Canada, V6C 1T2.



/s/ Martial H. Levasseur                         /s/ Robert E. Lee

    PRESIDENT                                        WITNESS
    APOLOGOLD C.A.


/s/ Martial H. Levasseur                         /s/ Robert E. Lee

    PRESIDENT                                        WITNESS
    APOLO GOLD INC.
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